Exhibit

                                 CERTIFICATION

                              CHEVRON CORPORATION
                              EXECUTIVE COMMITTEE



      RESOLVED: That the execution by any necessary persons (either personally or by a duly appointed attorney-in-fact) and the filing with the Securities and Exchange Commission on behalf of the Corporation of a Registration Statement on Form S-3 substantially in the form presented to this meeting but with such changes therein and additions thereto as may be approved by such executing persons, together with any exhibits, amendments or supplements thereto as may be necessary or proper, and providing, among other things, for the issuance by California Petroleum Transport Corporation ("California Petroleum") of Serial First Preferred Mortgage Notes (the "Serial Notes"), which will be payable by California Petroleum from charterhire payments to be made by Chevron Transport Corporation ("Chevron Transport") and guaranteed by the Corporation under bareboat charters relating to four oil tankers (the "Charters"), are hereby approved; and be it further

      RESOLVED: That the execution by any necessary persons (either personally or by a duly appointed attorney-in-fact) and the filing with the Securities and Exchange Commission on behalf of the Corporation of a Registration Statement on Form S-3 substantially in the form presented to this meeting but with such changes therein and additions thereto as may be approved by such executing persons, together with any exhibits, amendments or supplements thereto as may be necessary or proper, and providing, among other things, for the issuance of Chevron Transport's obligations under the Charters and the Corporation's guarantee of such obligations (collectively, the "Chevron Obligations"), which are intended to fund certain payments of principal of and interest on California Petroleum's ____% First Preferred Mortgage Notes Due 2014 (the "Term Notes") are hereby approved; and be it further

      RESOLVED: That the Vice President and Chief Financial Officer, the Vice President and Treasurer and the Assistant Treasurer, Financing and Strategy (the "Authorized Officers"), and each of them, are authorized to execute and deliver on behalf of the Corporation a trust indenture and an underwriting agreement in connection with the issuance of the Serial Notes and the Chevron Obligations, in each case in such form as may be approved by the Authorized Officer executing and delivering the same, such execution and delivery being conclusive evidence of such approval; and be it further

      RESOLVED: That it is desirable and in the best interest of the Corporation that the Serial Notes and the Chevron Obligations be qualified or registered for sale in various states; that any officer of the Corporation is authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Serial Notes and the Chevron Obligations as such officer may deem advisable; that such officer is hereby authorized to perform on behalf of the Corporation any and all such acts as such officer may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officer of any such paper or document or the doing by such officer of any act in connection with the foregoing matters shall conclusively establish such officer's authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and be it further

      RESOLVED: That all actions heretofore taken on behalf of the Corporation by any Authorized Officer or other officer of the Corporation in connection with the transactions contemplated by the foregoing resolutions are hereby approved and ratified; and be it further

      RESOLVED: That any Authorized Officer is authorized to execute and deliver on behalf of the Corporation all such documents and to take all such actions as such Authorized Officer shall deem necessary or desirable in connection with the transactions contemplated by the foregoing resolutions.



      I, M. J. McAULEY, Secretary of Chevron Corporation, a Delaware corporation, do hereby certify that the foregoing is a full, true and correct copy of certain resolutions of the Executive Committee of said Corporation unanimously adopted at a meeting of said Committee held at the office of said corporation in San Francisco, California, on October 20, 1994, and that said resolutions are in full force and unrevoked.

      WITNESS my hand and the seal of said corporation this 1st day of November, 1994.


                                          By:      /s/ M.J. McAuley
                                              -------------------------
                                                       M.J. McAuley
                                                       Secretary
                                         [Seal of Chevron Corporation]